Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN TO SELL FETZER VINEYARDS AND RELATED ASSETS TO VIÑA CONCHA Y TORO S.A.

LOUISVILLE, KY, March 1, 2011 – Brown-Forman Corporation (NYSE: BFA, BFB) announced today that the company has completed the strategic review of its Hopland, California-based wine assets. As a result, Brown-Forman has agreed to sell Fetzer Vineyards to Chilean wine producer Viña Concha y Toro S.A. for $238 million.

Brown-Forman acquired Fetzer in 1992 from the Fetzer family.  At the time of acquisition, the Fetzer company was selling nearly two million cases annually.  Under Brown-Forman’s stewardship, Fetzer’s depletions grew to more than three million cases in calendar year 2010.  Founded in 1968, Fetzer has been recognized consistently as a leader in varietal wine development, sustainable agriculture, and as an environmental leader.

Included in this sale of Fetzer Vineyards are the Fetzer winery, bottling facility, and vineyards, as well as the Fetzer brand and other Hopland, California-based wines, including Bonterra, Little Black Dress, Jekel, Five Rivers, Bel Arbor, Coldwater Creek, and Sanctuary.  Also included in the sale is a facility in Paso Robles, California.  The fiscal 2010 net sales contribution from these assets was $156 million, including excise taxes.  The key facilities are located in Hopland, California and employ approximately 240 people. The sale does not include the super-premium Sonoma-Cutrer brand or the company’s long-term agency relationship with Korbel California Champagnes.

In December, Brown-Forman announced it was exploring strategic alternatives for the Hopland, California-based wine assets, including a possible sale. During this process, the company considered a range of alternatives but ultimately concluded that selling the business was in the best interest of Brown-Forman shareholders.

 “Brown-Forman and our partners have done a great job with these brands over the years, but as our company has grown globally and our portfolio strategy has evolved, we concluded that our company and our shareholders are best served by redirecting our resources to those opportunities around the world which offer stronger growth and higher returns on invested capital,” said Brown-Forman Chief Executive Officer Paul Varga.  “This will also enable us to more fully focus on our best growth prospects in our most important market, the United States.”

The sale of Fetzer Vineyards is expected to close in April 2011 and projected to increase fiscal 2011 earnings per share in the range of $0.20 - $0.30.  This transaction is subject to regulatory clearance in the U.S. and customary closing conditions.  The company plans to discuss this transaction further during its fiscal 2011, third quarter earnings call on March 8, 2011.

Rabo Securities USA, Inc. and Rothschild acted as financial advisors to Brown-Forman in this transaction.  Pillsbury Winthrop Shaw Pittman LLP and Stoll Keenon Ogden PLLC  acted as legal advisors.

Founded in 1883, Viña Concha y Toro S.A. is Latin America’s leading producer and occupies an outstanding position among the world’s most important wine companies, currently exporting to 135 countries worldwide. Uniquely, it owns around 9,500 hectares of prime vineyards, which allows the company to secure the highest quality grapes for its wine production. Concha y Toro’s portfolio includes a wide range of successful brands at every price point, from the top of the range Don Melchor and Almaviva to the flagship brand Casillero del Diablo and innovative stand-alone brands such as Palo Alto and Maycas del Limarí.

For 140 years, Brown-Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel’s Tennessee Whiskey, Southern Comfort, Finlandia, Jack Daniel’s & Cola, Canadian Mist, Fetzer, Korbel, Gentleman Jack, el Jimador, Tequila Herradura, Sonoma-Cutrer, Chambord, New Mix, Tuaca, Woodford Reserve, and Bonterra.  Brown-Forman’s brands are supported by nearly 4,000 employees and sold in approximately 135 countries worldwide.  For more information about the company, please visit http://www.brown-forman.com/.

Important Information on Forward-Looking Statements:

This report contains statements, estimates, and projections that are "forward-looking statements" as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “potential,” “project,” “pursue,” “see,” “will,” “will continue,” and similar words identify forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  By their nature, forward-looking statements involve risks, uncertainties and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. These risks and other factors include, but are not limited to:

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continuing or additional pressure on economic conditions in major markets or political, financial, or equity market turmoil (and related credit and capital market instability and  illiquidity); high unemployment; supplier, customer or consumer credit or other financial problems; inventory fluctuations at distributors, wholesalers, or retailers; bank failures or governmental nationalizations; etc.

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successful development and implementation of effective business and brand strategies and innovations, including distribution, marketing, promotional activity, favorable trade and consumer reaction to our product line extensions, formulation, and packaging changes

•	competitors’ pricing actions (including price reductions, promotions, discounting, couponing or free goods), marketing, product introductions, or other competitive activities
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prolonged continuation or acceleration of the declines in consumer confidence or spending, whether related to economic conditions (such as austerity measures or tax increases), wars, natural or other disasters, weather, pandemics, security concerns, terrorist attacks or other factors

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changes in tax rates (including excise, sales, VAT, corporate, individual income, dividends, capital gains) or in related reserves, changes in tax rules (e.g., LIFO, foreign income deferral, U.S. manufacturing and other deductions) or accounting standards, tariffs,  or other restrictions affecting beverage alcohol, and the unpredictability and suddenness with which they can occur

•	trade or consumer resistance to price increases in our products
•	tighter governmental restrictions on our ability to produce, import, sell, price, or market our products, including advertising and promotion; regulatory compliance costs
•	business disruption, decline or costs related to reductions in workforce or other cost-cutting measures
•	lower returns and discount rates related to pension assets, higher interest rates, or significant fluctuations in inflation rates; deflation
•	fluctuations in the U.S. dollar against foreign currencies, especially the euro, British pound, Australian dollar, or Polish zloty
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changes in consumer behavior and our ability to anticipate and respond to them, including reduction of bar, restaurant, hotel or other on-premise business; shifts to discount store purchases or shifts away from premium-priced products; other price-sensitive consumer behavior; or reductions in travel

•	changes in consumer preferences, societal attitudes or cultural trends that result in reduced consumption of our products
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distribution arrangement and other route-to-consumer decisions or changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in implementation-related costs

•	adverse impacts resulting from our acquisitions, dispositions, joint ventures, business partnerships, or portfolio strategies
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lower profits, due to factors such as fewer used barrel sales, lower production volumes (either for our own brands or for those of third parties), sales mix shift toward lower priced or lower margin skus, or cost increases in energy or raw materials, such as grapes, grain, agave, wood, glass, plastic, or closures

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climate changes, agricultural uncertainties, environmental calamities, our suppliers’ financial hardships or other factors that affect the  availability, price, or quality of grapes, agave, grain, glass, energy, closures, plastic, or wood

•	negative publicity related to our company, brands, personnel, operations, business performance or prospects
•	product counterfeiting, tampering, contamination, or recalls and resulting negative effects on our sales, brand equity, or corporate reputation
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significant costs or other adverse developments stemming from litigation or governmental investigations of beverage alcohol industry business, trade, or marketing practices by us, our importers, distributors, or retailers

•	impairment in the recorded value of any assets, including receivables, inventory, fixed assets, goodwill or other intangibles